                                 Exhibit 10.7

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.

                           UPLINK FACILITY AGREEMENT


     UPLINK FACILITY AGREEMENT (the "Agreement"), made as of this 28th   day of
                                                                  ----
   Dec.             , 1995, between EchoStar Satellite Corporation, a Colorado
   ----
corporation ("EchoStar"), with offices at 90 Inverness Circle East, Englewood, Colorado 80112, and Muzak Limited Partnership, a Delaware limited partnership ("Muzak"), with offices at 2901 Third Avenue, Suite 400, Seattle, Washington 98121.


                                    RECITALS


     A. EchoStar and Muzak, contemporaneous with the execution of this Agreement, have entered into a DBS Programming Affiliation Agreement (the "DBS Affiliation Agreement") and a Video Programming Sales Agent Agreement (the "Video Agreement"), which DBS Affiliation Agreement and Video Agreement contemplated the execution of this Agreement contemporaneous therewith; and

     B. EchoStar is engaged in the business of, among other things, providing direct broadcast satellite-delivered, multi-channel, digital video, audio and data services to commercial and residential subscribers, itself and through its authorized EchoStar Sales Agents (as hereinafter defined); and

     C. Muzak is engaged in the business of, among other things, producing and distributing subscription music, video, data and other services to commercial subscribers, through its owned and independent affiliates; and

     D. Muzak desires to utilize, and EchoStar desires to permit Muzak to use, EchoStar's Uplink Facility (as hereinafter defined), so that Muzak may deliver via the EchoStar System (as hereinafter defined) certain Muzak Services (as hereinafter defined) for distribution by Muzak and Muzak Affiliates (as hereinafter defined) and so that EchoStar may deliver via the EchoStar System certain Muzak Services for distribution by EchoStar and EchoStar Sales Agents, all subject to the terms and conditions more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.  DEFINITIONS

     In addition to the terms defined above or elsewhere in this Agreement, the following capitalized terms shall have the meanings ascribed to them in this
Section 1. (It is the intent of the parties that the definitions used in this Agreement be consistent with the definitions used in the DBS Affiliation Agreement and the Video Agreement. To the extent of any conflict between a defined term in this Agreement and a defined term in the DBS Affiliation Agreement or the

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

Video Agreement, it is the parties' intent that the two terms be interpreted in the most reasonable manner so as to give the same or as reasonably similar an interpretation to such defined term as is possible.)

     1.1  "Affected Party" shall have the meaning given to such term in Section
10.2 of this Agreement.

     1.2  "Affiliate Consent" shall have the meaning given to such term in
Section 10.4 of this Agreement.

     1.3 "Affiliated Entities" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with, such person or entity, any partner of such person or entity, and any member, director, officer or employee of such person or entity.

     1.4  "Combined Access Fee" shall have the meaning given to such term in
Section 4.2 of this Agreement.

     1.5 "Commercial Music Channels" shall mean the Music Channels programmed by Muzak, which are predominantly targeted for Commercial Music Subscribers.

     1.6 "Commercial Music Subscriber" shall mean a Subscriber to the Music Channels and/or Exclusive Muzak Channels at retail, business, office or other commercial locations.

     1.7 "EchoStar Indemnities" shall mean EchoStar, its Affiliated Entities, its EchoStar Sales Agents, its contractors, subcontractors, authorized distributors, agents and programming suppliers, and the partners, directors, officers, employees and agents of EchoStar, its Affiliated Entities, its EchoStar Sales Agents, its contractors, subcontractors, distributors, agents and programming suppliers.

     1.8 "EchoStar Sales Agents" shall mean those persons or entities authorized by EchoStar to act as agents of EchoStar to solicit orders for certain audio, video and data programming services delivered via the EchoStar System, with the exception of Participating Muzak Affiliates.

     1.9 "EchoStar System" shall mean the direct broadcast satellite delivery system utilized by EchoStar and located at a 119 degrees orbital slot assignment with 12.2 to 12.7 GHz downlink frequencies, and authorized by the Federal Communications Commission ("FCC") for delivery of multi-channel digital audio, video and data services.

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

     1.10 "EchoStar's Uplink Facility" shall mean EchoStar's satellite uplink and broadcast center located in Cheyenne, Wyoming that serves the function of uplinking satellite signals to the EchoStar System.

     1.11 "Exclusive Muzak Channels" shall mean the three channels described in
Section 2.1(a) of this Agreement until the Second Satellite Launch, and, upon the Second Satellite Launch such number of channels as the 2.4 megahertz of transponder capacity referred to in Section 2.1(b) will carry, which may be used for music, advertising or data transmissions, or for any other purpose that does not duplicate the video programming provided by EchoStar on the EchoStar System, or that does not otherwise conflict with the terms hereof. The Exclusive Muzak Channels may be in mono or stereo sound, as determined by Muzak in its sole discretion.

     1.12 "Exclusive Muzak Territories" shall have the meaning given to such term in Section 10.4 of this Agreement.

     1.13 "Force Majeure" shall mean an event described in Section 11.8 of this Agreement.

     1.14 "Indemnified Party" shall mean a party seeking indemnification pursuant to Section 9.3 of this Agreement.

     1.15 "Indemnifying Party" shall mean a party from whom indemnification is sought pursuant to Section 9.3 of this Agreement.

     1.16 "Monthly Facility Lease Rate" shall have the meaning given to such term in Section 2.3 of this Agreement.

     1.17 "Monthly Muzak Subscriber Number" shall have the meaning given to such term in Section 4.2 of this Agreement.

     1.18 "Music Channels" shall mean Residential Music Channels and Commercial Music Channels, and shall not include the Exclusive Muzak Channels.

     1.19 "Muzak" shall have the meaning given to such term in the introductory paragraph of this Agreement, and shall be deemed to include owned Muzak Affiliates, except where circumstances otherwise require or where it would not be logical to infer such inclusion.

     1.20 "Muzak Affiliates" shall mean those existing owned and independent operators at the effective date of this Agreement, and their successors, assignees or transferees as permitted by Muzak, that have the exclusive right to use the existing Muzak(R) trademark and certain other trademarks of Muzak, and to distribute subscription music services, adjunct services related to the sequencing, changing and switching of music-program communications,

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

and certain adjunct services related to the delivery of advertising, data and video communications in Exclusive Muzak Territories.

     1.21 "Muzak Affiliation Agreement" shall mean collectively the franchise agreement and the Participating Affiliate Agreement between Muzak and an independent Muzak Affiliate.

     1.22 "Muzak Indemnities" shall mean Muzak, Muzak Affiliates, its Affiliated Entities, its contractors, subcontractors and authorized distributors and agents, and the partners, directors, officers, employees and agents of Muzak, Muzak Affiliates, such Affiliated Entities, contractors, subcontractors, distributors and agents.

     1.23 "Muzak Royalties" shall mean the royalty paid by Muzak Affiliates to Muzak pursuant to their Muzak Affiliation Agreements with Muzak in consideration of the right to distribute music services. Muzak Royalties are currently eleven percent (11%) of the "gross billings" (as defined in the Muzak Affiliation Agreement) per Muzak Service subscriber and for the purpose of this Agreement shall in no event increase in excess of fifteen percent (15%) of the "gross billings" (as defined in the Muzak Affiliation Agreement) per Muzak Service subscriber.

     1.24 "Muzak Services" shall mean the Music Channels and the Exclusive Muzak Channels, which EchoStar uplinks for Muzak under this Agreement.

     1.25 "Muzak Subscriber" shall mean any Residential Music Subscriber or Commercial Music Subscriber which is activated by EchoStar on behalf of Muzak or a Participating Muzak Affiliate.

     1.26 "Other Party" shall have the meaning given to such term in Section
10.2 of this Agreement.

     1.27 "Participating Muzak Affiliate" shall mean an independent Muzak Affiliate that executes a Participating Affiliate Agreement with Muzak, which thereby shall become a part of the Muzak Affiliation Agreement.

     1.28 "Participating Affiliate Agreement" shall mean the agreement between Muzak and an independent Muzak Affiliate pursuant to which Muzak obtains Affiliate Consent and which agreement requires Participating Muzak Affiliates to comply with all terms and conditions in this Agreement, the Video Agreement and the DBS Affiliation Agreement, applicable to Participating Muzak Affiliates.

     1.29 "Performance Right Fees" shall have the meaning given to such term in
Section 2.3 of this Agreement.

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

     1.30 "Residential Music Channels" shall mean the Music Channels programmed by Muzak, which are predominantly targeted for Residential Music Subscribers.

     1.31 "Residential Music Subscriber" shall mean a Subscriber to the Music Services and/or the Exclusive Muzak Channels at a residential location and for a residential purpose.

     1.32 "Royalty Fees" shall have the meaning given to such term in Section 4.2(a) of this Agreement.

     1.33 "Second Satellite Launch" shall mean the initial date on which EchoStar commences transmission of the Video Services or Muzak Services on a second EchoStar System satellite, which date shall in no event be later than December 31, 1997.

     1.34 "Service Launch" shall mean the initial date on which EchoStar commences transmission of any Muzak Services for revenue generating purposes, which date shall in no event be later than October 31, 1996.

     1.35 "Subscribers" shall mean any party which is activated by EchoStar to receive one or more of the Muzak Services via the EchoStar System, including Commercial Music Subscribers and Residential Music Subscribers.

     1.36 "Term" shall mean the duration of this Agreement, as set forth in
Section 10.1 hereof.

     1.37 "Territory" shall mean the footprint of the EchoStar System, subject to any international, foreign, Federal, state, local or municipal, conventions, treaties, laws, statutes, regulations, rules, ordinances or codes, or prohibitions contained in programming agreements, which otherwise limit or restrict EchoStar's right or ability to deliver any audio, video or data programming services via the EchoStar System for receipt in any given jurisdiction.

     1.38 "Third Party Claim" shall mean any claim, assessment, action, suit, audit or proceeding by a third party in respect of which indemnity may be sought pursuant to Section 9. of this Agreement.

     1.39 "Uplink Fees" shall have the meaning given to such term in Section 4.1 of this Agreement.

SECTION 2.  MUZAK SERVICES

     2.1  Uplink of Muzak Services.  EchoStar will uplink to, and transmit from,
          ------------------------
the EchoStar System, the following Muzak Services in accordance with the following schedule:

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

          (a) Effective upon Service Launch, and until the Second Satellite Launch, EchoStar will transmit the following channels: three (3) Exclusive Muzak Channels, being Muzak's Environmental(R) Channel (east and west coast feeds) and Muzak's FM-One(R) channel; fourteen (14) Residential Music Channels; and thirteen (13) Commercial Music Channels (a total of twenty-seven (27) Music Channels).

          (b) Effective upon the Second Satellite Launch, EchoStar will transmit thirty (30) Music Channels (which shall include the 27 Music Channels referred to in paragraph (a) above (subject to modifications as requested by EchoStar in accordance with the DBS Affiliation Agreement), plus three additional Music Channels). Effective upon the Second Satellite Launch, EchoStar will also allocate for the exclusive use of Muzak and Participating Muzak Affiliates (subject to Section 2.8 below) 2.4 megahertz of transponder capacity on the EchoStar System (which may be provided on the first or second EchoStar System satellite, as determined in EchoStar's sole discretion), and will transmit such number of Exclusive Muzak Channels as such transponder capacity will carry (which shall include the three Exclusive Muzak Channels referred to in paragraph (a) above). The content of the Exclusive Muzak Channels shall be determined by Muzak in its sole discretion; provided, however, that the content thereof shall meet Muzak's representations, warranties and covenants in Section 7.2(a). The parties acknowledge that Muzak's ability to use all 2.4 megahertz of transponder capacity will be subject to EchoStar's allocation of adequate space for Muzak's equipment at its Uplink Facility, which space is described in
Section 2.5 below.

          (c) EchoStar agrees to (i) transmit the signal of the Exclusive Muzak Channels in a digitally compressed, encrypted format, via the Echostar System; and (ii) activate and deactivate equipment (IRDs) for exhibition of the Exclusive Muzak Channels as transmitted via the EchoStar System.

          (d) If EchoStar exercises its right pursuant to the DBS Affiliation Agreement to discontinue distribution of Music Channels, EchoStar, upon thirty
(30) days prior written notice to Muzak, may further elect to discontinue to uplink the Music Channels under this Agreement. If EchoStar discontinues uplink of the Music Channels, EchoStar will, however, uplink for Muzak and Muzak Affiliates, in accordance with the terms of this Agreement, the Exclusive Muzak Channels (on either the first EchoStar System satellite or the second EchoStar System satellite, as determined in EchoStar's sole discretion).

     2.2  Ownership of Muzak Services.  All ownership, right, title and interest
          ---------------------------
of any nature in and to all or any part of the Muzak Services, and any programming contained therein, is vested exclusively in Muzak, and EchoStar shall have no right, title or interest in or to all or any part of the Muzak Services or any programming contained therein.

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

     2.3  Cost of Muzak Services and Performance Right Fees.
          -------------------------------------------------

          (a) Muzak shall be responsible for all costs of programming, production, playback and transmission of the Muzak Services to EchoStar's Uplink Facility. Subject to Section 2.1(f) and 2.3(a) of the DBS Affiliation Agreement, and Section 2.3(b) below, Muzak shall be responsible for the costs of copyright, royalty or other performance rights payments through to the viewer, including, without limitation, payments to ASCAP, BMI, SESAC and any other applicable music performance society or other applicable entity (collectively referred to as "Performance Right Fees") with respect to the sale of all Music Channels to any Residential Music Subscribers. Muzak and Participating Muzak Affiliates, as applicable, shall be responsible for all costs associated with Performance Right Fees, with respect to the sale by Muzak or Participating Muzak Affiliates, as applicable, of Muzak Services to Commercial Music Subscribers. EchoStar and the EchoStar Sales Agents shall be independently responsible for all costs associated with Performance Right Fees with respect to the sale of any Muzak Services to a Commercial Music Subscriber by EchoStar or EchoStar Sales Agents, and EchoStar acknowledges that Muzak has no responsibility for such Performance Rights Fees. In the event that the sale of any Exclusive Muzak Channel to a Residential Music Subscriber by EchoStar or EchoStar Sales Agents results in an increase in the Performance Right Fees payable by Muzak with respect to such Exclusive Muzak Channels or the Music Channels, EchoStar shall pay the portion of such increase allocable to Residential Music Subscribers sold by EchoStar or EchoStar Sales Agents.

          (b) The parties acknowledge that each Music Channel shall be deemed to have a value of [**]. If for any reason EchoStar prices any Music Channels at a higher rate, resulting in an increase in Performance Rights Fees payable by Muzak hereunder as of the date this Agreement is executed, EchoStar shall pay such increase.

     2.4  Additional Equipment.  Muzak shall be responsible for any equipment
          --------------------
(including the Mpeg Audio Encoder Boards) necessary for EchoStar to receive and uplink the Muzak Services at the point the Muzak Services exit the Mpeg Audio Encoder Boards, other than equipment which EchoStar currently utilizes for receiving and uplinking signals to the EchoStar System.

     2.5  Cost of Transmission and Monthly Facility Use Fee.  Except as provided
          -------------------------------------------------
to the contrary in Section 2.4 above and subject to this Section 2.5, EchoStar shall be responsible for all costs of transmission of the Muzak Services from EchoStar's Uplink Facility to the EchoStar System and to Subscribers to the Muzak Services. Muzak shall pay to EchoStar a monthly facility use fee of (i) [**] from the date of Service Launch until the date of the Second Satellite Launch; and (ii) [**] for the remainder of the Term, in each case subject to the CPI increases described below, for the use of approximately 900 square feet of space until the Second Satellite Launch, and 1800 square feet of space thereafter, and equipment, at EchoStar's

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

Uplink Facility (the "Monthly Facility Use Fee"). For each twelve (12) month period after the first twenty-four (24) months of the Term, the Monthly Facility Use Fee shall increase based on the percentage increase in the consumer price index for all urban consumers ("CPI") in the preceding twelve (12) month period. Such CPI increase shall take effect on the first day of each succeeding twelve
(12) month period. Muzak shall be responsible for all Muzak equipment operation and maintenance at EchoStar's Uplink Facility.

     2.6  Technical Specifications for Muzak Services.  Muzak shall provide to
          -------------------------------------------
EchoStar signals for the Muzak Services with the technical specifications set forth on Schedule 1 hereto.

     2.7  Muzak and Muzak Affiliate Distribution Rights.  Subject to the terms
          ---------------------------------------------
and conditions of this Agreement, Muzak and Participating Muzak Affiliates may sell subscriptions to the Muzak Services to Commercial Music Subscribers, and EchoStar will activate such Muzak Services for such Muzak Subscribers via the EchoStar System. Muzak and Participating Muzak Affiliates may sell subscriptions to the Muzak Services to Residential Music Subscribers on the terms set forth in the Video Agreement, and will not sell the Muzak Services to Residential Music Subscribers except pursuant to the Video Agreement and the EchoStar Dealer Agreement (as defined in the Video Agreement).

     2.8  EchoStar and EchoStar Sales Agents Distribution Rights.  Pursuant to
          ------------------------------------------------------
the terms and conditions of the DBS Affiliation Agreement, EchoStar shall have the right to sell, itself and through EchoStar Sales Agents, the Music Channels to Commercial Music Subscribers and Residential Music Subscribers. In addition, subject to the terms and conditions of this Agreement, EchoStar shall have the right to sell (at no cost, other than Performance Right Fees as described in Section 2.3(a) above), itself and through EchoStar Sales Agents, the Exclusive Muzak Channels (except the Environmental(R) and FM-One(R) channels) to Residential Subscribers.

     2.9  Control Over System.  Notwithstanding anything to the contrary in this
          -------------------
Agreement, EchoStar shall always be entitled to exercise control over all aspects of the EchoStar System, including any programming or other material provided by Muzak, but only to the minimum extent EchoStar is required to do so by Federal Communications Commission or similar law, rule or regulation.

SECTION 3.  VIDEO AGREEMENT AND DBS AFFILIATION AGREEMENT

     3.1  Video Agreement.  Contemporaneous with the execution of this
          ---------------
Agreement, the parties have executed the Video Agreement, which permits Muzak and Participating Muzak Affiliates to solicit orders for, as agents of EchoStar, certain video programming packages determined by EchoStar and delivered via the EchoStar System.

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

     3.2  DBS Affiliation Agreement.  Contemporaneous with the execution of this
          --------------------------
Agreement, the parties have executed the DBS Affiliation Agreement, pursuant to which EchoStar shall distribute certain Muzak Services, itself and through EchoStar Sales Agents, via the EchoStar System.

SECTION 4.  FEES

     4.1  Uplink Fees.  Effective upon Service Launch and until the Second
          -----------
Satellite Launch, Muzak shall pay EchoStar on a monthly basis [**] for carriage of the Exclusive Muzak Channels, and, effective upon the Second Satellite Launch, Muzak shall pay EchoStar on a monthly basis [**] for carriage of the Exclusive Muzak Channels (collectively, the "Uplink Fees").

     4.2  Royalty Fee.
          -----------

          (a) Subject to the following sentence, for so long as Muzak is providing the Music Channels to EchoStar in accordance with the DBS Programming Agreement, Muzak and the Participating Muzak Affiliates will each pay to EchoStar each month a fee per Commercial Music Subscriber in an amount equal to [**] of Commercial Muzak Collections for any sales of any Muzak Services by Muzak or such Participating Muzak Affiliate ("Royalty Fees"). If the Second Satellite Launch is not accomplished by October 31, 1996, Muzak's and the Participating Muzak Affiliates' obligations to pay Royalty Fees hereunder shall be suspended until such time as the Second Satellite Launch is accomplished, unless, at EchoStar's option, it then allocates 2.4 megahertz of transponder capacity on the first EchoStar System satellite for distribution of the Exclusive Muzak Channels.

          (b) "Commercial Muzak Collections" means the recurring monthly charges collected from a Commercial Music Subscriber for the provision of Muzak Services on the EchoStar System, but shall not include: (i) any reasonable amounts collected from a Muzak Subscriber for the lease, purchase or installation of any equipment used to receive or distribute the Muzak Services in accordance with Muzak's and the Participating Muzak Affiliates' historical practices and, to the extent applicable, Generally Accepted Accounting Principles; (ii) any reasonable amounts collected from Muzak Subscribers for sound system or video equipment lease, purchase, installation or maintenance in accordance with Muzak's and the Participating Muzak Affiliates' historical practices and, to the extent applicable, Generally Accepted Accounting Principles; (iii) Performance Right Fees; and (iv) applicable sales, use or other excise taxes with respect to the Muzak Services. Muzak and Participating Muzak Affiliates may deduct Muzak Royalties from Commercial Muzak Collections. It is further understood that Muzak and Participating Muzak Affiliates may offer previews or free trials of the Muzak Services in keeping with their normal practices, which free previews or trials shall be excluded from the payment calculations pursuant to this Section 4.2.

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

     4.3  Combined Access Fees.  In consideration for access to the EchoStar
          --------------------
System for the purpose of authorizing Commercial Music Subscribers to receive the Muzak Services, Muzak, or, as appropriate, the Participating Muzak Affiliate also shall pay to EchoStar each month, a combined conditional access fee and smart card contingent replacement fee of [**] (the "Combined Access Fee") for each and every Commercial Music Subscriber sold by Muzak or such Participating Muzak Affiliate and activated to receive the Muzak Services via the EchoStar System (the "Monthly Muzak Subscriber Number"), whether or not such Commercial Music Subscribers are also receiving EchoStar Video Services. The Monthly Muzak Subscriber Number shall be calculated by adding the number of authorized Muzak Subscribers for Muzak and each Participating Muzak Affiliate on the first day of the reporting month to the number of authorized Muzak Subscribers for Muzak and each Participating Muzak Affiliate on the last day of the reporting month and dividing that number by two (2).

     4.4  Re-Connect Fees.  Muzak and each Participating Muzak Affiliate shall
          ---------------
pay to EchoStar "re-connect" and "re-disconnect" fees for re-connecting and/or re-disconnecting Commercial Music Subscribers at the request of Muzak or such Participating Muzak Affiliate in the amount of [**] per reconnection or re-disconnection ("Re-Connect Fees"). Re-Connect Fees shall not apply to any initial subscriber activation or disconnection, and shall not apply to any reconnection more than 180 days after disconnection of such subscriber (an "Exempt Re-Connection") or the next disconnection following an Exempt Re-Connection.

SECTION 5.  PAYMENTS

     5.1  Monthly Facility Use Fee.  In advance on the first day of each month
          ------------------------
during the Term following the Service Launch and without notice from or demand by EchoStar, Muzak shall pay to EchoStar the Monthly Facility Use Fee. If the Service Launch or the Second Satellite Launch occurs other than on the first day of the month, the Monthly Facility Use Fee for such month shall be adjusted on a pro rata basis, and payable within five (5) days after Service Launch or the Second Satellite Launch, as the case may be.

     5.2  Uplink Fees.  EchoStar will invoice Muzak on a monthly basis for the
          -----------
Uplink Fees.  Payment by Muzak for Uplink Fees shall be made within forty five
(45) days following the end of the month in which such Uplink Fees were incurred. If the Service Launch or the Second Satellite Launch occurs other than on the first day of the month, the Uplink Fee for such month shall be adjusted on a pro rata basis.

     5.3  Combined Access Fees and Re-Connect Fees.  EchoStar will invoice Muzak
          ----------------------------------------
and each Participating Muzak Affiliate on a monthly basis for the Combined Access Fees and Re-Connect Fees. Muzak and each Participating Muzak Affiliate shall pay to EchoStar the Combined Access Fees and Re-Connect Fees billed by EchoStar within forty-five (45) days following the end of the month in which such Fees were incurred.

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

     5.4  Royalty Fees.  All monthly Royalty Fees required to be made by Muzak
          ------------
and the Participating Muzak Affiliates shall be paid within forty-five (45) days of the end of each month.

     5.5  Late Payments.  In the event that any overdue balances are ever owed
          -------------
by Muzak or a Participating Muzak Affiliate to EchoStar, late charges shall be assessed on a monthly basis at the rate of 1.5% of the outstanding balance per month or the maximum amount allowed by law, whichever is lower. Notwithstanding the above, Muzak and each Participating Muzak Affiliate shall each have one (1) late payment of no more than ten (10) days following the date upon which such amount was due in any calendar year without incurring late payment charges with respect to such payment due.

     5.6  Deactivation of Muzak Subscribers.  Muzak or the applicable
          ---------------------------------
Participating Muzak Affiliate shall detail the reason for deactivation (e.g., non-payment or other reason) in connection with any request for deactivation of a Muzak Subscriber. In the event Muzak or a Participating Muzak Affiliate fails to pay EchoStar any fees payable hereunder in full when due as a result of non-payment by a Muzak Subscriber, whether due to a bona fide billing dispute or otherwise, Muzak or the applicable Participating Muzak Affiliate shall so inform EchoStar in writing thereof at the time of payment of the applicable fees and shall have sixty (60) days to obtain payment or otherwise resolve such dispute. EchoStar shall cooperate with Muzak or the applicable Participating Muzak Affiliate in the resolution of any bona fide billing dispute with a Muzak Subscriber. If payment is not obtained or the dispute is not otherwise resolved within such sixty (60) day period, EchoStar may deactivate the non-paying Muzak Subscriber.

     5.7  Subscriber Cancellations.  EchoStar understands that any Muzak
          ------------------------
Services which are cancelled by a Subscriber, or for which a credit is issued, shall effect a pro rata reduction in Royalty Fees paid or payable to EchoStar, to be assessed as a charge back to EchoStar, which charge back may be offset against any money due to EchoStar from Muzak or the applicable Participating Muzak Affiliate or otherwise to be reimbursed by EchoStar, as applicable, to Muzak or the applicable Participating Muzak Affiliate.

     5.8  Multi-Month Payments.  In the case of multi-month subscriptions,
          --------------------
Royalty Fees will be paid monthly as the Muzak Services are provided, even if a multi-month payment is received by Muzak or a Participating Muzak Affiliate.

SECTION 6.  REPORTS, BOOKS AND RECORDS; RIGHT TO AUDIT

     6.1  Reports.
          -------

     Within forty five (45) days after the end of each month, Muzak and each Participating Muzak Affiliate shall supply to EchoStar with respect to all Muzak Subscribers such information as is requested by EchoStar to verify the payments owed by Muzak and each Participating

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Muzak Affiliate under this Agreement, including, without limitation, the total number of Muzak Subscribers authorized to receive one or more of the Muzak Services during the current reporting month, the classification of such Muzak Subscribers as Commercial Music Subscribers or Residential Music Subscribers, the Muzak Services ordered by each Muzak Subscriber, the Commercial Muzak Collections (including itemization) for each Muzak Subscriber, and the Muzak Royalties deducted from such Commercial Muzak Collections.

     6.2  EchoStar Audit Rights.
          ---------------------

          (a) Muzak and Participating Muzak Affiliates shall keep complete and accurate books and records of all Muzak Commercial Music Subscriber accounts, including, without limitation, accounts and records related to the payment by Muzak and Participating Muzak Affiliates of Performance Right Fees related to the Muzak Services, Muzak Royalties and Commercial Muzak Collections. During the Term and for a period of one (1) year thereafter, EchoStar or its designated representative may, in its reasonable discretion, on at least ten (10) days' advance written notice, not more than once in any twelve (12) month period, at Muzak's or at the Participating Muzak Affiliates' offices, at reasonable times within regular business hours approved by Muzak or the Participating Muzak Affiliate, as applicable, which approval shall not be unreasonably withheld, and at EchoStar's sole cost and expense, inspect and audit such books and records, provided that such inspection and audit shall be no more extensive than is required to verify that Muzak's and/or the Participating Muzak Affiliate's payments to EchoStar have been properly computed in accordance with the terms of this Agreement. EchoStar shall not assess Muzak or any Participating Muzak Affiliate for amounts found, as a result of such audit, to be owing thereafter if such amounts relate to a reporting period that ended more than two (2) years prior to the date such audit commenced. In the event that any audit undertaken by EchoStar results in a determination that there has been either an underpayment or overpayment of the amounts due EchoStar hereunder, then within thirty (30) days after such determination, Muzak and/or the applicable Participating Muzak Affiliate, or EchoStar, as the case may be, shall pay to the other the amount of such underpayment or overpayment, plus simple interest accrued on a daily basis from the date payment was due to the date of payment, at the prime rate of the Union Bank of Switzerland, New York Branch, in effect at the time of payment. EchoStar shall bear all costs related to an audit pursuant to this Section 6.2, except if such audit reveals an underpayment in excess of five percent (5%) for all payments in the aggregate in the applicable period audited, in which case Muzak or the applicable Participating Muzak Affiliate, as the case may be, shall pay EchoStar's reasonable expenses related to the audit.

          (b) During any audit hereunder, EchoStar or its designated representative (at EchoStar's cost and expense) may make copies of only those books and records relating to Muzak Subscriber accounts of Muzak or Participating Muzak Affiliates that are necessary for the verification of statements and accountings to EchoStar and that were physically examined as

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part of the audit.  EchoStar shall provide Muzak, or the Participating Muzak
Affiliate which has been audited (if applicable), with a copy of the audit report so Muzak, or the Participating Muzak Affiliate (as applicable), can verify the results of the audit. EchoStar shall take reasonable precautions to safeguard the confidentiality of all such information, including, without limitation, any copies thereof (and in any event EchoStar shall exercise the same precautions it uses to safeguard its own confidential and proprietary information) and shall destroy any such copies upon the mutually-confirmed completion of the audit and payment in full of any fees and other charges determined to be owing to EchoStar or Muzak and/or the Participating Muzak Affiliate, as the case may be, as a result of such audit. EchoStar shall not, during the Term or at any time thereafter, use any information disclosed or made available by Muzak or a Participating Muzak Affiliate in the course of an audit by EchoStar for any purpose whatsoever except to verify that Muzak's and the Participating Muzak Affiliates' payments to EchoStar have been properly computed in accordance with the terms of this Agreement.

          (c) In the event that a party disputes the results of an audit, the parties shall attempt to resolve the matter by conducting a new audit under the joint supervision of their respective independent certified public accountants. In the event that such new audit resolves the dispute, the cost of each party's independent certified public accountants shall be borne by such party. In the event that such new audit fails to resolve the dispute, the matter shall be resolved by binding arbitration in Denver, Colorado under the then applicable rules of the American Arbitration Association and the prevailing party shall be reimbursed by the other party for all of its costs of the second audit, and for its reasonable attorneys fees.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1    Mutual Representations, Warranties and Covenants.
            ------------------------------------------------

            Each of the parties represents, warrants and covenants to the other that: (i) it has full power and authority to enter into and fully perform its obligations under this Agreement (with respect to Muzak, however, subject to Affiliate Consent required pursuant to Section 10.4 below); (ii) it has not and will not during the Term enter into any agreement or arrangement which limits the full performance of its obligations hereunder; (iii) it is and will remain in full compliance with all applicable local, state and Federal laws and regulations, including but not limited to such statutes, laws, rules, regulations and orders enforced, administered, promulgated or pronounced by the FCC; (iv) the execution of this Agreement by it will not: (a) result in any breach of, or constitute a default under, any contract, agreement, corporate charter, bylaw, or other instrument or agreement to which it is a party or by which it or its property may be bound or affected, or (b) require the consent of any third party (with respect to Muzak, however, subject to Affiliate Consent required pursuant to Section 10.4 below); (v) it has obtained, and shall maintain in full force during the Term, such Federal, state and local authorizations as are necessary to operate the business it is conducting in connection with its rights and obligations

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________________________________________________________________________________

under this Agreement; (vi) it is under no obligation and will not become subject to any obligation that might interfere with its performance of this Agreement (with respect to Muzak, however, subject to Affiliate Consent required pursuant to Section 10.4 below); and (vii) it will comply with all of its representations, warranties, obligations, covenants and responsibilities herein contained. All representations, warranties and covenants made hereunder shall survive the execution of this Agreement.

     7.2       Additional Muzak Representations, Warranties and Covenants.
               ----------------------------------------------------------

               (a) Except to the extent that such material is designated by EchoStar, Muzak warrants and covenants that the Muzak Services will not be defamatory or obscene and will not contain any material which violates any copyright, right of privacy or literary or dramatic right of any person or entity. Muzak warrants that it shall secure and maintain any and all necessary performing rights licenses required and that all applicable payments for Performance Right Fees will be paid by Muzak during the Term, with respect to the sale of all Muzak Services to all Residential Music Subscribers (except (i) with respect to the sale of the Exclusive Muzak Channels to Residential Subscribers by EchoStar or EchoStar Sales Agents, (ii) as provided in Section 2.1(f) and 2.3(a) of the DBS Affiliation Agreement, and (iii) as provided in
Section 2.3(b) above) and with respect to the sale by Muzak or Participating Muzak Affiliates, as applicable, of Muzak Services to Commercial Music Subscribers. Muzak and the Participating Muzak Affiliates shall secure and maintain any and all necessary performing rights licenses and shall be responsible for all applicable payments for Performance Rights Fees during the Term, with respect to the sale of Muzak Services to their respective Commercial Music Subscribers.

               (b) Muzak, at its sole expense, and Participating Muzak Affiliates, at their sole expense, shall obtain all permits and licenses which may be required under any applicable Federal, state or local law, ordinance, rule or regulation by virtue of any acts performed by Muzak or Participating Muzak Affiliates in the performance of this Agreement, and promptly upon request provide such permits or licenses to EchoStar for inspection. Muzak and Participating Muzak Affiliates shall in the conduct of said business and in the performance of this Agreement and the Muzak Affiliation Agreements, as applicable, comply fully with all applicable Federal, state and local laws, ordinances, rules and regulations, including, without limiting the foregoing, all rules and regulations of the FCC or the Federal Trade Commission.

               (c) Muzak and Participating Muzak Affiliates agree to comply with all laws relating to signal piracy, which includes, but is not limited to, unauthorized receipt, interception, publication, and/or distribution of and/or interference with, privately-owned transmission of information.

                                      14
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          (d)  EchoStar warrants that it or the EchoStar Sales Agents shall secure and maintain any and all necessary performing rights licenses required and that all applicable payments for Performance Right Fees will be paid by EchoStar or EchoStar Sales Agents, with respect to the sale of all Muzak Services to all Commercial Music Subscribers by EchoStar or EchoStar Sales Agents.

SECTION 8.  NONCOMPETITION

     8.1 Muzak Competitors. During the Term, EchoStar shall not, directly or indirectly, within the Territory: (i) provide transponder space to; (ii) enter into or maintain distributor agreements or relationships with; or (iii) enter into any agreement for the programming or delivery of any audio services via DBS frequencies (12.2 ghz. to 12.7 ghz.) with, the following competitors of Muzak in the sale of commercial music services: Audio Environments, Inc., DMX Inc., 3M Sound Products, Inc. and Digital Cable Radio Associates, L.P., and their affiliates, successors and assigns. Muzak acknowledges and understands that an Affiliated Entity of EchoStar currently has an agreement with DMX Inc. for the distribution of audio services via frequencies outside of the 12.2 ghz. to 12.7 ghz. bandwidth, and further acknowledges and agrees that such relationship is not a violation of this Section 8.1.

     8.2    EchoStar Competitors. During the Term, Muzak shall not, directly or
            --------------------
indirectly, within the Territory: (i) secure transponder space for; (ii) enter into or maintain distribution agreements or relationships with or (iii) enter into any agreement for the programming or delivery of any Muzak Services with
(A) any entity which delivers video, audio and/or data via DBS frequencies (12.2 ghz. to 12.7 ghz.) or any affiliate, successor or assign of any such entity, or
(B) PrimeStar, Alphastar or any affilate, successor or assign of PrimeStar or Alphastar via K-band frequencies.

SECTION 9.  INDEMNIFICATION

     9.1    Indemnification by EchoStar. EchoStar shall indemnify and hold
            ---------------------------
harmless the Muzak Indemnities from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' and expert's fees) (collectively "Damages") incurred in connection with any claim against any of the Muzak Indemnities arising out of: (i) EchoStar's breach of any provision of this Agreement; and (ii) EchoStar's advertising and marketing of the Muzak Services (except for advertising and marketing materials supplied by or approved in writing by Muzak). In addition, EchoStar shall pay and hold the Muzak Indemnities harmless from any Federal, state or local taxes or fees that are based upon revenues derived by, or the operations of, EchoStar. Notwithstanding anything to the contrary herein or otherwise, in no event shall EchoStar have any liability to Muzak, the Muzak Indemnities or any other person or entity arising out of, relating to or resulting from the acts or omissions of the EchoStar Sales Agents.

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     9.2    Indemnification by Muzak.  Muzak shall indemnify and hold
            ------------------------
harmless the EchoStar Indemnities from, against and with respect to any and all Damages incurred in connection with any claim against any of the EchoStar Indemnities arising out of: (i) Muzak's breach of any provision of this Agreement; (ii) material or programming contained in the Muzak Services to the extent that EchoStar has not modified, altered or edited such Muzak Services, or interrupted the distribution of such Muzak Services without Muzak's prior written consent; (iii) Muzak's sale, promotion, distribution, advertising and marketing of the Muzak Services; (iv) the distribution or cablecast of any programming on the Muzak Services which violates any right of privacy or which is defamatory or obscene in nature, or requires payment for any Performance Right Fees, to the extent the payment of such Performance Right Fees are the responsibility of Muzak hereunder; and/or (v) the deactivation by EchoStar of any Muzak Subscriber at Muzak's instruction, or, in the absence of a bona fide billing dispute pursuant to Section 5.6 above, deactivation by EchoStar of any Muzak Subscriber if Muzak fails to instruct EchoStar to deactivate Muzak Subscribers due to Muzak's failure to pay EchoStar any amounts due and payable to EchoStar under this Agreement. In addition, Muzak shall pay and hold the EchoStar Indemnities harmless from any Federal, state or local taxes or fees that are based upon revenues derived by, or the operations of, Muzak. Notwithstanding anything to the contrary herein or otherwise, in no event shall Muzak have any liability to EchoStar, the EchoStar Indemnities or any other person or entity arising out of, relating to or resulting from the acts or omissions of Muzak's independent Muzak Affiliates, under this Agreement.

     9.3    Indemnification Procedures.  Should either party wish to assert a
            --------------------------
claim for indemnification (a "Third Party Claim"), such party (the "Indemnified Party") shall do so by promptly notifying the other party (the "Indemnifying Party") in writing of such claim. The Indemnifying Party shall undertake the defense of any Third Party Claim and permit the Indemnified Party to participate therein at the Indemnified Party's expense. The settlement of any Third Party Claim by an Indemnified Party, without the Indemnifying Party's prior written consent, shall release the Indemnified Party from its obligations hereunder with respect to such Third Party Claim so settled.

SECTION 10.  TERM AND TERMINATION

     10.1   Term.  This Agreement shall commence on the date of execution by
            ----
both EchoStar and Muzak and shall continue until the expiration of the useful life of the second EchoStar System satellite on which EchoStar has allocated 2.4 megahertz of transponder capacity to Muzak for carriage of the Exclusive Muzak Channels, unless this Agreement is terminated as provided in this Section 10.

     10.2   Termination Upon Default.  This Agreement may be terminated by a
            ------------------------
party (the "Affected Party"), in accordance with the procedures set forth in
Section 10.3, upon the occurrence of any of the following with respect to the other party (the "Other Party"):

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               (a)  The Other Party loses any Federal Communications Commission, broadcast, performance or similar license rights necessary to deliver the services to be provided to the Affected Party under the terms of this Agreement, and such default is not cured within sixty (60) days of receipt of written notice from the Affected Party (or if such default cannot reasonably be cured by the Other Party within such sixty (60) days, if such cure has been initiated by the Other Party and the Other Party is diligently continuing to cure within that time, the Other Party's opportunity to cure such default shall be extended for a period of time not to exceed an additional thirty (30) days).

               (b) The Other Party (which for purposes of this Section 10.2(b) shall mean Muzak alone) commits a payment default which is not: (i) cured within sixty (60) days of receipt of written notice from the Affected Party; or (ii) reserved against in accordance with the escrow procedures outlined in Section
10.3 below.

               (c) The Other Party (which, for purposes of this Section 10.2(c) shall mean EchoStar alone) (i) is unable to launch the Muzak Services, as applicable, on a first EchoStar System satellite by October 31, 1996 or (ii) is unable to launch a second EchoStar System satellite by December 31, 1997 (unless EchoStar then allocates, or has allocated, 2.4 megahertz of transponder capacity to Muzak for carriage of the Exclusive Muzak Channels on the first EchoStar System satellite), in each case, including without limitation due to the failure to accomplish Service Launch or due to satellite failures, and such default is not cured within sixty (60) days of receipt of written notice from the Affected Party (or if such default cannot reasonably be cured by the Other Party within such sixty (60) days, if such cure has been initiated by the Other Party and the Other Party is diligently continuing to cure within that time, the Other Party's opportunity to cure such default shall be extended for a period of time not to exceed an additional thirty (30) days).

               (d) The Other Party defaults on a material obligation or breaches a material representation or warranty in this Agreement, the DBS Affiliation Agreement, the Video Agreement, or the Trademark License Agreement referred to in Section 8.1(a) of the Video Agreement, and such default or breach is not cured within sixty (60) days of receipt of written notice from the Affected Party (or if such default or breach cannot be reasonably cured by the Other Party within sixty (60) days, if such cure has been initiated by the Other Party and the Other Party is diligently continuing to cure within that time, the Other Party's opportunity to cure such default or breach shall be extended for a period of time not to exceed an additional thirty (30) days). A default or breach under this Agreement shall also give rise to a default under the DBS Affiliation Agreement and the Video Agreement.

               (e) If the Other Party files bankruptcy, has an involuntary petition in bankruptcy filed against it (which petition is not dismissed within forty five (45) days after

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filing), is insolvent, makes an assignment for the benefit of creditors or has a trustee appointed to manage the affairs of the Other Party.

     10.3   Termination Procedure.  The Affected Party may exercise its
            ---------------------
termination rights pursuant to Section 10.2 above only by giving the Other Party a notice of termination delivered in conformance with Section 11.1 of this Agreement. Such notice shall specify the basis of termination, and shall specify the applicable cure period. In the event of a payment default, the Other Party may, within the sixty (60) day cure period referred to in Section 10.2(b) above, escrow the disputed amount with an escrow agent acceptable to the Affected Party, and notify the Affected Party (in conformance with Section 11.1 of this Agreement) that is has done so. If such disputed amount is deposited in escrow in accordance with the prior sentence, the parties shall seek to promptly resolve such dispute in the manner set forth in Section 11.9, and the escrow agent shall be instructed to disburse the disputed amount only upon the receipt of written instructions signed by both Muzak and EchoStar. Deposit of the disputed amount in escrow will stay termination of this Agreement until the dispute is resolved by the parties in the manner set forth in Section 11.9 or the parties determine that the dispute cannot be resolved in accordance with
Section 11.9. Any dispute regarding whether a termination is effective shall be resolved in the manner set forth in Section 11.9.

     10.4   Consent of Muzak Affiliates.  Nothing in this Agreement shall be
            ---------------------------
binding on any Muzak Affiliate until such time as such Muzak Affiliate executes the Participating Affiliate Agreement and the EchoStar Dealer Agreement (as defined in the Video Agreement), and then only to the extent set forth in such Participating Affiliate Agreement and the EchoStar Dealer Agreement. The parties hereby acknowledge that Muzak Affiliates have certain exclusive rights to distribute certain Muzak Services in their respective areas (the "Exclusive Muzak Territories"), and that the provision of the Muzak Service under the terms of this Agreement and the grant of certain rights to EchoStar to distribute certain of the Muzak Services may conflict with those exclusive rights. Accordingly, the performance of this Agreement by Muzak is hereby conditioned upon the prior written consent of all Muzak Affiliates ("Affiliate Consent"), which consent will be solicited by Muzak promptly upon execution of this Agreement. If Muzak fails to obtain Affiliate Consent within thirty (30) days after the execution of this Agreement, Muzak may terminate this Agreement within ten (10) days thereafter by providing written notice to EchoStar, and the DBS Affiliation Agreement and the Video Agreement shall also automatically terminate as of the effective date of termination of this Agreement. If Muzak elects not to terminate this Agreement, notwithstanding that Muzak fails to obtain Affiliate Consent, Muzak hereby agrees to indemnify and hold harmless the EchoStar Indemnities from, against and with respect to any and all Damages incurred in connection with any claim by any Muzak Affiliate against any of the EchoStar Indemnities arising out of Muzak's failure to obtain Affiliate Consent.

                                      18
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The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


UPLINK FACILITY AGREEMENT
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     10.5      Post-Termination Service.
               ------------------------

               (a) Upon termination of this Agreement, all subscription agreements to the Muzak Services sold to Commercial Music Subscribers by Muzak or Participating Muzak Affiliates shall remain the exclusive property of Muzak or such Participating Muzak Affiliates, as the case may be. Muzak acknowledges and agrees that EchoStar has the sole and exclusive ownership, right, title and interest of any nature in and to any video programming purchased by Subscribers.

               (b)  Upon termination of this Agreement by EchoStar pursuant to
Section 10.2(a), (d) or (e), Muzak may request, and EchoStar shall continue to provide (subject to restrictions by law), the Muzak Services to Muzak Subscribers for a period of six (6) months, at the same level that such Muzak Services were provided prior to termination. EchoStar shall be entitled to receive the Monthly Facility Use Fee, the Combined Access Fees, the Uplink Fees and Royalty Fees in accordance with the provisions of Section 5, as if this Agreement was in full force and effect. Muzak further may request and EchoStar shall continue to provide (subject to restrictions by law) the Muzak Services to Muzak Subscribers for an additional period of three (3) months, at the same level that such Muzak Services were provided prior to termination. During such additional three (3) month period, EchoStar shall be entitled to receive [**] the compensation EchoStar would have been entitled to receive if this Agreement was in full force and effect absent termination of this Agreement.

               (c) Upon expiration or termination of this Agreement by Muzak pursuant to Section 10.1, 10.2(a), (d) or (e), Muzak may request, and EchoStar shall continue to provide (subject to restrictions by law), the Muzak Services to Muzak Subscribers for a period of twelve (12) months, at the same level that such Muzak Services were provided prior to termination (subject to Section 2.1(d)). EchoStar shall be entitled to receive the Monthly Facility Use Fee, the Combined Access Fees, the Uplink Fees and the Royalty Fees in accordance with the provisions of Section 5, as if this Agreement was in full force and effect.

               (d) During the transition periods set forth in Sections 10.6(b) or (c) above, and at any time after termination or expiration of this Agreement, either party may negotiate and/or enter into agreements with any of the parties listed in Section 8, as applicable, which it otherwise would be restricted from doing so pursuant to Section 8 above.

               (e)  Muzak acknowledges and agrees that:

                    (i) all Residential Music Subscriber information (regardless of whether the Subscriber has purchased Muzak Services); and


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                    (ii) all Commercial Music Subscriber information to the
extent neither Muzak nor any Participating Muzak Affiliate has sold Muzak Services to such Commercial Music Subscriber,

including but not limited to names, addresses and profiles, are proprietary to, and the exclusive property of, EchoStar. During the term of this Agreement Muzak and the Participating Muzak Affiliates shall use that information only to the extent required for their performance of this Agreement, or as specifically permitted pursuant to this Agreement. Following expiration of the Agreement neither Muzak nor any Participating Muzak Affiliate shall use any such information for any reason, except to the extent specifically permitted above, and for example but not by limitation, at no time either during the term of this Agreement or following expiration thereof, shall Muzak or any Participating Muzak Affiliate sell or otherwise provide that information to any third parties, or use that information to solicit subscribers to subscribe to any other programming service.

               (f) EchoStar acknowledges and agrees that with respect to Commercial Music Subscribers which have been sold Muzak Services by either Muzak or a Participating Muzak Affiliate, all Commercial Subscriber information, including but not limited to names, addresses and profiles, are proprietary to, and the exclusive property of, Muzak or the applicable Participating Muzak Affiliate. During the term of this Agreement EchoStar and EchoStar Sales Agents shall use that information only to the extent required for their performance of this Agreement, or as specifically permitted pursuant to this Agreement. Following expiration of this Agreement EchoStar and EchoStar Sales Agents shall not use any such information for any reason, except to the extent specifically permitted above, and for example but not by limitation, at no time during the term of this Agreement shall EchoStar or EchoStar Sales Agents sell or otherwise provide that information to any third parties, and at no time either during the term of this Agreement or following termination shall EchoStar or EchoStar Sales Agents use that information to solicit subscribers to subscribe to any other programming service.

               EchoStar, Muzak and the Participating Muzak Affiliates agree that with respect to any Commercial Music Subscriber not falling into one of the above categories, upon, and at any time after, expiration of this Agreement, either party may solicit the Commercial Music Subscriber to purchase any services, subject to a party's rights in existing contracts.

               The solicitation or sale of any services to any subscriber by Muzak or a Participating Muzak Affiliate, on the one hand, or EchoStar or an EchoStar Sales Agent, on the other hand, shall not be deemed to violate this
Section if proprietary subscriber information of the other party (as described in this Section) is not used in connection with such solicitation or sale.


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               (g)  The parties acknowledge that, in the event of any actual or threatened breach of paragraph (e) or (f) above, EchoStar, in the case of paragraph (e) and Muzak and Participating Muzak Affiliates, in the case of paragraph (f), will suffer irreparable and ongoing harm which, while substantial, will not be fully compensable by damages. As a consequence, in the event of any actual or threatened breach of such provisions, the non-breaching party may, in addition and supplementary to any and all other rights and remedies existing in its favor, obtain immediate and ongoing injunctive relief, enjoining or restraining whatever violation may have occurred or be occurring or may have been threatened. This injunctive relief shall be in the form of a temporary restraining order, preliminary injunction or similar relief, and a permanent injunction, as may be sought by the non-breaching party.

     10.6      Limitation of Liability.
               -----------------------

               (a) Upon expiration or in the event this Agreement terminates or is terminated for any reason set forth herein, if EchoStar is not in breach of this Agreement, then EchoStar and its Affiliated Entities shall have no liability or obligation to Muzak whatsoever, and for example, but not by way of limitation, Muzak shall have no right to require EchoStar to continue to uplink the Muzak Services (except as required pursuant to Section 10.5 above). Muzak agrees that upon expiration or in the event of termination of this Agreement for any reason, if EchoStar is not in breach of this Agreement, no amounts spent in its fulfillment will be recoverable by Muzak from EchoStar or any of its Affiliated Entities.

               (b) Upon expiration or in the event this Agreement terminates or is terminated for any reason set forth herein, if Muzak is not in breach of this Agreement, then Muzak and its Affiliated Entities shall have no liability or obligation to EchoStar whatsoever, and for example, but not by way of limitation, EchoStar shall have no right to require Muzak to continue to permit EchoStar to uplink the Muzak Services (except as required pursuant to Section
10.5 above). EchoStar agrees that upon expiration or in the event of termination of this Agreement for any reason, if Muzak is not in breach of this Agreement, no amounts spent in its fulfillment will be recoverable by EchoStar from Muzak or any of its Affiliated Entities.

               (c) Notwithstanding any provision in this Agreement to the contrary, under no circumstances shall either party be liable to the other party for exemplary, special, incidental or consequential damages, including, without limitation, for any payment for lost business, future profits, loss of goodwill, reimbursement for expenditures or investments made or commitments entered into, creation of clientele, advertising costs, termination of employees or employees' salaries, or overhead or facilities incurred or acquired based upon the business derived or anticipated under this Agreement.

     10.7      Survival of Terms. The rights and obligations pursuant to
               -----------------
Sections 5, 6, 7, 9, 10.5, 10.6, 10.7, 11.4 and 11.11 shall survive expiration or termination of this Agreement.

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UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

Any obligations of the parties arising prior to termination shall survive termination of this Agreement and continue in full force and effect until the same have been completely discharged.

SECTION 11.  MISCELLANEOUS

     11.1   Notices.  Except as set forth below, all notices hereunder shall be
            -------
in writing and delivered by hand or sent by certified mail, return receipt requested, overnight delivery service or by facsimile to the receiving party at its address or facsimile number set forth below or as otherwise designated by written notice. Notice to EchoStar shall be provided as follows:

                     EchoStar Satellite Corporation
                     90 Inverness Circle East
                     Englewood, Colorado  80112
                     Attention: Carl E. Vogel, Executive Vice President and Chief Operating Officer
                     Fax:  (303) 799-0354

     with copy to:   EchoStar Satellite Corporation
                     90 Inverness Circle East
                     Englewood, Colorado  80112
                     Attention: David K. Moskowitz, Vice President and General Counsel
                     Fax:  (303) 799-0354

Notice to Muzak shall be provided as follows:

                     Muzak Limited Partnership
                     2901 Third Avenue, Suite 400
                     Suite 400
                     Seattle, WA  98121
                     Attention:  President
                     Fax: (203) 623-6210

Notice given by mail shall be considered to have been given five (5) days after the date of mailing, postage prepaid certified or registered mail. Notice given by an overnight delivery service shall be considered to have been given on the next business day. Notice given by facsimile shall be considered to have been given on the date receipt thereof is confirmed during normal business hours, with a hard copy to be mailed promptly thereafter.

     11.2   Waiver.   The failure of any party to insist upon strict
            ------
performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the

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UNLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

same or similar nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

     11.3   Binding Agreement; Assignment. This Agreement shall be binding upon
            -----------------------------
the parties hereto and their respective successors and assigns, except that it may not be assigned (by transfer or by operation of law) by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement without the prior written consent of the other party in connection with the sale of all or substantially all of its assets or equity interests (including any sale of equity interests effected through a merger. Notwithstanding the above, upon thirty (30) days prior written notice, either party may assign this Agreement without the other party's consent to an Affiliated Entity.

     11.4   Governing Law. This Agreement shall be governed by and construed
            -------------
in accordance with the laws of the State of Colorado applicable to contracts made and fully performed therein by parties domiciled therein, without regard to the conflicts of laws provisions thereof, except to the extent that the parties' respective rights and obligations are subject to mandatory local, state and federal laws or regulations.

     11.5   Entire Agreement and Section Headings.  This Agreement sets forth
            -------------------------------------
the entire agreement and understanding of the parties relating to the subject matter hereof. This Agreement shall not be modified other than in a writing, signed by each of the parties hereto. The Section headings hereof are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.

     11.6   Severability.  The parties agree that each provision of this
            ------------
Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that a restriction contained in this Agreement shall be unenforceable because of the extent of time or geography, such restriction shall be deemed amended to conform to such extent of time and/or geography as such court shall deem reasonable.

     11.7   Confidentiality; Press Release.
            ------------------------------

            (a) At all times during the Term and for a period of three (3) years thereafter, the parties and their employees (and with respect to Muzak, all Participating Muzak Affiliates must agree in writing (through the Muzak Affiliation Agreement or otherwise) to comply fully with all of the confidentiality provisions of this Agreement prior to disclosure by Muzak of any information regarding EchoStar, this Agreement and any other agreements

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

between the parties in any way related to this Agreement) will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired or devised or developed in any manner from the other party's personnel or files, and that they have not and will not reveal the same to any persons not employed by the other party (with the exception of Muzak Affiliates, but solely for the purpose of seeking Affiliate Consent, and to perform if Affiliate Consent is received) except: (i) at the written direction of such party; (ii) to the extent necessary to comply with law, the valid order of a court of competent jurisdiction or the valid order or requirement of the Securities and Exchange Commission or any successor agency thereto, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 11.7;
(iv) in order to enforce any of its rights pursuant to this Agreement; (v) to Affiliated Entities, potential investors, insurers and financing entities, and such Affiliated Entities, potential investors, insurers and financing entities agree to be bound by the provisions of this Section 11.7; and (vi) to the extent necessary to permit the performance of its obligations under this Agreement. EchoStar will be a named third party beneficiary of the agreements of Participating Muzak Affiliates to comply with the terms of this provision.

               (b) Promptly after the date of execution of this Agreement, the parties shall use their reasonable best efforts to agree upon a mutually acceptable press release with respect to the parties' general business relationship under this Agreement and to jointly issue and release such press release at a date and time mutually agreed upon.

     11.8      Force Majeure.
               -------------

               (a) Neither EchoStar nor Muzak shall be responsible for any failure or delay in the performance of any of their respective obligations under this Agreement due to wars, riots, public disorders, acts of God, labor dispute, natural disaster, technical failure (including the failure of all or part of the domestic communications satellite, or transponders on which the Muzak Services are delivered by EchoStar to Subscribers, or of the related uplinking or other equipment) or any other reason beyond the reasonable control of the party whose performance is prevented during the period of such occurrence (any such event a "Force Majeure"). The Term shall be suspended during the period when a party is unable to fulfill its obligations hereunder by reason of such occurrence.

               (b) If after launch of EchoStar's first DBS satellite a Force Majeure event decreases the number of available operating transponders on the EchoStar System, after allocating transponder space to video programming suppliers to which EchoStar is contractually obligated to allocate a specified number of channels, EchoStar will then allocate remaining

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

operating transponder space to Muzak on a pro rata basis, taking into consideration the amount of bandwidth utilized to deliver the Muzak Services prior to such decrease in available operating transponders as a percentage of all available bandwidth utilized to deliver all other programming services (excluding those video programming suppliers to which EchoStar is contractually obligated to allocate a specified number of channels).

     11.9      Dispute Resolution.
               ------------------

               (a)  Initial Dispute Resolution Procedures.  Any dispute or
                    -------------------------------------
disagreement between EchoStar and Muzak arising out of this Agreement shall be resolved according to the following dispute resolution procedure. First, such dispute shall be addressed to each party's project manager (or equivalent level manager) for discussion and attempted resolution. If any such dispute cannot be resolved by such project managers within five (5) business days after the date that either party gives notice that such dispute or disagreement exists, then such dispute shall be immediately referred to the respective presidents for discussion and attempted resolution.

               (b)  Subsequent Dispute Resolution Procedures. If a dispute
                    ----------------------------------------
cannot be resolved to the mutual satisfaction of both parties within five (5) business days (or such longer period as may be mutually agreed upon) after the second-tier referral described in Section 11.9(a) above, then such dispute shall be submitted to binding arbitration in Denver, Colorado pursuant to the then applicable rules of the American Arbitration Association.

     11.10     Independent Contractors. The parties hereto acknowledge and agree
               -----------------------
that the relationship established under the Agreement shall be that of independent contractors. EchoStar and Muzak shall not be deemed partners or joint venturers for one another for any purpose whatsoever.

     11.11     Taxes, Fees, etc.  Each party, at its expense, shall pay and
               ----------------
discharge all license fees, business, use, sales, gross receipts, income, property or other similar taxes or assessments which may be charged or levied upon such party.

     11.12     No Franchise Relationship. Muzak acknowledges that EchoStar has
               -------------------------
not required Muzak or any Muzak Affiliate to pay any franchise fee or other payment or to commit to pay any such fee or other payment as a condition of the execution of this Agreement. Muzak represents and warrants to EchoStar that Muzak does not and shall not deem or claim itself to be a franchisee of EchoStar, either in relation to this Agreement, or for any purpose, or under any applicable law. Muzak shall have sole responsibility for compliance with any law relating to franchising with regard to its relationships with Muzak Affiliates.

     11.13     Compliance with Law. The parties shall comply with, and agree
               -------------------
that this Agreement is subject to, all applicable Federal, state and local laws, rules and regulations,

UPLINK FACILITY AGREEMENT
MUZAK/ECHOSTAR

________________________________________________________________________________

including, without limitation, all of the provisions of the Communications Act of 1934 and all amendments thereto, now enacted or hereafter promulgated in force during the Term.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


ECHOSTAR SATELLITE CORPORATION



By:[SIGNATURE ILLEGIBLE]
   --------------------------
   Name:
   Title:

MUZAK LIMITED PARTNERSHIP



By:/s/ John R. Jester
   ---------------------------
   Name:  John R. Jester
   Title: President